P R E S S R E L E A S E

For Apex information contact:
Darrell J. Elliott
Chairman and Chief Executive Officer
Apex Bioventures Acquisition Corporation
(604) 924-0349

K. Michael Forrest
President and Chief Operating Officer
Apex Bioventures Acquisition Corporation
(650) 344-3029

APEX BIOVENTURES AND DYNOGEN PHARMACEUTICALS
MUTUALLY TERMINATE MERGER AGREEMENT

Hillsborough, California -- April 16, 2008 - Apex Bioventures Acquisition Corp. (AMEX: PEX), a publicly traded special purpose acquisition company with healthcare industry expertise, announced today its mutual agreement with Dynogen Pharmaceuticals, Inc., a privately owned clinical stage biopharmaceutical company focused on gastrointestinal and genitourinary disorders, to terminate the merger agreement they entered into on February 5, 2008, pursuant to which Dynogen would have merged with a subsidiary of Apex.

Apex and Dynogen determined that, due to current market conditions, particularly for small capitalization public biotech companies, terminating the merger agreement was in the best interests of both companies and their respective stockholders.

Apex is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry. Apex will continue to search for a business with which to effect a business combination on the terms set forth in its certificate of incorporation. As of March 31, 2008, the amount held in trust for the benefit of Apex’s public stockholders, including $2,070,000 of deferred underwriting discounts and commissions, was approximately $67,200,956. If Apex does not sign a letter of intent by December 13, 2008 and effect a business combination by June 13, 2009, it will dissolve and liquidate.

Conference Call and Webcast Information

Apex Bioventures senior management will host a conference call on Thursday, April 17, 2008 at 11:00 a.m., Eastern Time, to discuss the termination of the merger. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-800-795-1259 (United States) or 1-785-832-0301 (International) and referencing the code 6421310. A phone replay will be available for 30 days by dialing 1-888-203-1112 (United States) or 1-719-457-0820 (International) and referencing the code 6421310.

This communication is being made in respect of the termination of the merger transaction involving Apex and Dynogen. Apex will promptly file with the SEC a Current Report on Form 8-K, which will include the termination agreement as an exhibit.

Forward Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements related to the termination of the merger of Dynogen with a subsidiary of Apex. Forward-looking statements are based on Apex’s estimates, beliefs and projections, and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond Apex’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about Apex and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Apex's filings with the Securities and Exchange Commission. Apex urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Apex. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Apex undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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